2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

FOR IMMEDIATE RELEASE

GOODMAN REPORTS 2006 FOURTH QUARTER

AND FULL-YEAR RESULTS

Fourth Quarter Earnings of $0.16 per Share

4th Quarter	2006 Year
Net sales of $392.4 million	Net sales of $1,794.8 million
Net income of $11.2 million	Net income of $64.2 million
Earnings per share of $0.16	Earnings per share of $0.88
EBITDA of $44.3 million	Pro-forma adjusted earnings per share of $1.10
Adjusted EBITDA of $225.5 million

HOUSTON (March 1, 2007) — Goodman Global, Inc. (NYSE: GGL) today announced results for the fourth quarter and year ended Dec. 31, 2006. For the fourth quarter of 2006, the Company reported earnings per share of $0.16 and net sales of $392.4 million. For the year ended Dec. 31, 2006, the Company reported adjusted pro-forma earnings per share of $1.10, a 34 percent increase from the prior year’s comparable $0.82 per share. Before adjustments, 2005 earnings per share were $0.05. Net sales for 2006 were $1.79 billion, a 15 percent increase over 2005 net sales of $1.57 billion.

Fourth Quarter Results

Net sales of $392.4 million nearly matched last year’s fourth-quarter sales of $396.7 million. Fourth quarter 2006 sales were impacted by mild seasonal weather and a slowing residential new construction market. This led to lower sales of cooling and heating products compared to last year’s fourth quarter, in which strong demand resulted from an extended cooling season, the initial build-up to the industry’s January 2006 conversion to a higher energy-efficiency standard and a robust residential new construction market. Overall 2006 fourth-quarter sales benefited from the continued mix shift to higher-efficiency cooling products and the Company’s 2006 price increases.

For the fourth quarter of 2006, the Company generated net income of $11.2 million, compared with $5.1 million for the fourth quarter of 2005. Net income for the fourth quarter of 2005 was reduced by, net of tax, a $6.3 million impairment charge related to a non-renewed sales contract, a $1.2 million reversal of derivative gains recorded in a prior period, and $0.3 million for

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monitoring fees related to the 2004 acquisition by Apollo. (See section entitled “Acquisition by Apollo.”) Excluding the impact of these unusual and non-recurring items, fourth-quarter 2005 adjusted net income was $13.0 million.

Diluted earnings per share were $0.16 for the fourth quarter of 2006, compared to a loss of $0.02 in diluted earnings per share available to Common shareholders in the prior year’s fourth quarter. Excluding the net impact of the 2005 unusual and non-recurring items, fourth-quarter 2005 adjusted earnings per share were $0.15.

In April 2006, Goodman completed the initial public offering of its common stock. Following the IPO, a portion of the proceeds was used to redeem all outstanding shares of Series A Preferred Stock, including accrued dividends. Adjusting earnings per share as though the IPO had been completed at the beginning of 2005 and the preferred stock redeemed at that time, fourth-quarter 2006 earnings per share were $0.16, $0.03 less than fourth-quarter 2005 pro-forma adjusted earnings per share of $0.19. (See section entitled “Non-GAAP Financial Measures” for use of adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share.)

Goodman reported fourth-quarter 2006 EBITDA of $44.3 million, compared with fourth-quarter 2005 EBITDA of $44.2 million. EBITDA for the fourth quarter of 2005 included non-recurring expenses of $2.5 million related to the reversal of derivative gains recorded in a prior period and monitoring fees. Excluding these non-recurring items, fourth-quarter 2005 adjusted EBITDA was $46.7 million. (See section entitled “Non-GAAP Financial Measures” for definitions of EBITDA and adjusted EBITDA.)

“We delivered a strong finish to a very good year. We came close to matching our own industry-leading fourth-quarter 2005 sales performance, and, as a result, produced the best sales results in the industry, again,” remarked Charles A. Carroll, president and chief executive officer. “Our continued growth in market share was complemented by contributions from a favorable mix shift in cooling products and our 2006 price increases. These provided a substantial offset to the impacts of the decline in residential new construction and the mild early-winter weather,” he continued. “During the quarter, we added several innovative new products to our furnace line, built around features that offer consumers improved comfort and more value, and continued our aggressive dealer recruitment program. These further strengthen our position with distributors, dealers and consumers,” he said.

2006 Results

Net sales for the year ended Dec. 31, 2006 were $1.79 billion, a 15 percent increase compared with $1.57 billion of net sales for the prior year. Throughout 2006, the Company’s sales growth consistently exceeded the industry in all major product categories: split systems, furnaces, air handlers, coils, PTAC and flexible ducting.

Net income for the year 2006 was $64.2 million, compared to $24.9 million for the prior year. For 2006, net income included, net of tax, IPO-related expenses of $12.7 million and monitoring

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fees of $0.4 million. Net income for 2005 included $31.9 million, net of tax, in unusual and non-recurring expenses. These consisted of a $24.3 million non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo; a $6.3 million charge for a non-renewed sales contract; and $1.2 million in monitoring fees. Excluding the effects of the non-recurring events and the monitoring fees, adjusted net income for 2006 was $77.2 million, a 36 percent increase compared to adjusted net income of $56.8 million for 2005. The 2006 results also included benefits from a lower applicable tax rate, which added $4.2 million to adjusted net income and $0.06 to diluted earnings per share. This included a $1.2 million benefit related to prior year’s taxes.

Diluted earnings per share available to Common shareholders were $0.88 for the year ended Dec. 31, 2006, and $0.05 for the prior year. Excluding IPO-related expenses, acquisition-related charges and monitoring fees, adjusted earnings per share increased 52 percent to $1.08, compared with adjusted earnings per share of $0.71 for 2005. Further adjusting earnings per share as though the IPO had been completed at the beginning of 2005 and the preferred stock redeemed at that time, 2006 pro-forma adjusted earnings per share for 2006 increased 34 percent to $1.10 from pro-forma adjusted earnings per share of $0.82 for the year 2005.

For the year 2006, Goodman reported EBITDA of $208.8 million, compared with EBITDA of $152.6 million for the year 2005. EBITDA for 2006 included $16.1 million of IPO-related expenses and $0.6 million of monitoring fees. EBITDA for 2005 included a $39.6 million non-recurring, non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo, and $2.0 million of monitoring fees. Excluding these non-recurring unusual items, adjusted EBITDA for 2006 increased 16 percent, to $225.5 million, compared with an adjusted EBITDA of $194.2 million for 2005.

The Company’s provision for income taxes for 2006 included a $1.2 million benefit related to the prior year’s taxes. Excluding this benefit, the 2006 provision for taxes was at a 36.0% effective rate, compared to a 38.5% effective rate in 2005. The reduction in rate is the result of tax planning implemented in 2006. In addition, Goodman continued to benefit from reduced cash tax payments as a result of the 2004 acquisition by Apollo. The Company expects to continue to benefit from the future deductibility of the majority of the step-up in tax basis resulting from the Apollo transaction.

Outlook

“Overall, the Company performed very well in 2006,” said Mr. Carroll. “We delivered on our commitments, though we had to contend with sharp increases in commodity costs, the factory and logistics transitions associated with the new energy-efficiency standard, and a rapid decline in residential new construction demand. With teamwork across our organization, we were able to manage these challenges and capitalize on opportunities in our markets and operations to produce record sales, earnings and profitability for 2006.”

“We expect to improve on this in 2007,” he continued, “with another year of sales growth and increased operating leverage. We expect these to lead to full-year EBITDA of between $255

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million and $265 million, and fully diluted earnings per share of between $1.30 and $1.40. These represent a potential year-to-year increase in EBITDA of between 13 percent and 18 percent and in earnings per share of between 18 percent and 27 percent. We anticipate a slow start to the year due to the challenging residential new construction market and the initial mild winter weather. Thereafter, we expect improving sales and earnings growth as we leverage our market opportunities and cost management capabilities and benefit from the anticipated moderation in commodity costs to deliver superior earnings and cash flow from our business,” he concluded.

Conference Call

Management will host its fourth-quarter 2006 earnings conference call on Thursday, March 1, at 11:00 a.m. Eastern. The call may be accessed by telephone or via the Internet. To access the call by telephone, dial 800-510-0146 and use the pass code 78761165. International callers should dial 617-614-3449 and use the same pass code. An Internet link to the call may be found on the Company’s Web site, www.goodmanglobal.com, in the “Management Presentations” section. A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until March 15, 2007. The replay may be accessed by dialing 888-286-8010 and using the pass code 70309181. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s Web Site, www.goodmanglobal.com. Informational exhibits related to the Company’s performance will be available on the Goodman Web site in the “Management Presentations” section and may be referred to during the conference call.

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Common Stock of Goodman Global, Inc. The Company offered approximately 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the “greenshoe.” Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes. As a result of the IPO, average fully diluted shares outstanding for 2006 were 65.2 million.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share, all of which are non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods by eliminating the effects of unusual and non-recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as a substitute for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative

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to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, and depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA, adjusted net income and adjusted earnings per share are calculated to exclude the income and expenses of one-time and non-recurring events. These include, primarily, costs associated with the December 2004 Apollo transaction and the April 2006 IPO. Pro-forma adjusted earnings per share is calculated as though the IPO had been completed by the beginning of 2005 and a portion of the proceeds used at that time to redeem all of the outstanding Series A Preferred Stock, including accrued dividends.

EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, EBITDA may be used to determine incentive compensation for employees.

Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The supplementary adjustments to EBITDA, net income and earnings per share to derive adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

The most directly comparable GAAP measure to EBITDA and adjusted EBITDA is net income. Included in this release are a reconciliation of net income to EBITDA and adjusted EBITDA, of net income to adjusted net income, and of earnings per share to adjusted earnings per share and pro-forma adjusted earnings per share for the three- and twelve-month periods ended Dec. 31, 2006 and 2005.

Acquisition by Apollo

On Dec. 23, 2004, the Company was acquired under an Asset Purchase Agreement by an affiliate of Apollo Management, L.P., Company senior management and certain trusts associated with members of the Goodman family.

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About Goodman

Houston-based Goodman Global, Inc. is a leading manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through a company-operated and independent distribution network with more than 750 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Investor Relations Contact:	Media Relations Contact:
Richard Bajenski	Courtneye Barrett
Vice President, Investor Relations	Manager, Public Relations
(713) 263-5059	(713) 263-5485
richard.bajenski@goodmanmfg.com	(832) 419-1697 (mobile)
courtneye.barrett@goodmanmfg.com

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “predict,” or similar expressions identify forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Goodman’s management, these statements involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors could affect future results: changes in weather patterns and seasonal fluctuations; changes to the 13 SEER federally mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; significant increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets; and the risks and uncertainties described under “Risk factors” contained in Goodman’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

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GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended Dec. 31,
	2006	2005
	(in thousands, except per share)
Sales, net	$392,384	$396,693
Cost of goods sold	300,695	304,119
Selling, general and administrative expenses	47,712	48,675
Depreciation and amortization expense	8,795	17,484

Operating income	35,182	26,415
Interest expense, net	17,997	18,185
Other income, net	(311)	(270)

Income before income taxes	17,496	8,500
Provision for income taxes	6,299	3,421

Net income	$11,197	$5,079

Less: Preferred dividends	—	5,882

Net income available to common shareholders	$11,197	$(803)

Earnings per share available to common shareholders, diluted	$0.16	$(0.02)

Average outstanding common shares, diluted	70,526	47,972

	Twelve Months Ended Dec. 31,
	2006	2005
	(in thousands, except per share)
Sales, net	$1,794,753	$1,565,406
Cost of goods sold	1,380,772	1,243,407
Selling, general and administrative expenses	205,894	170,078
Depreciation and amortization expense	32,641	37,717

Operating income	175,446	114,204
Interest expense, net	77,825	74,213
Other income, net	(734)	(706)

Income before income taxes	98,355	40,697
Provision for income taxes	34,188	15,817

Net income	$64,167	$24,880

Less: Preferred dividends	6,622	22,512

Net income available to common shareholders	$57,545	$2,368

Earnings per share available to common shareholders, diluted	$0.88	$0.05

Average outstanding common shares, diluted	65,225	48,182

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(*)

(Unaudited)

	Three Months Ended Dec. 31,
	2006	2005
	(in thousands, except per share)
Net income	$11,197	$5,079
Adjustments, net of tax:
Apollo management and monitoring fees	—	308
Charge for non-renewed sales contract	—	6,335
Reversal of gain on commodities derivatives	—	1,230

Adjusted net income	$11,197	$12,952

Less: Preferred dividends	—	5,882

Adjusted net income available to common shareholders	$11,197	$7,070

Earnings per share available to common shareholders, diluted	$0.16	$(0.02)

Adjusted earnings per share, diluted	$0.16	$0.15

Pro-forma adjusted earnings per share, diluted	$0.16	$0.19

Average outstanding common shares, diluted	70,526	47,972

Pro-forma average outstanding common shares, diluted	70,526	68,890

	Twelve Months Ended Dec. 31,
	2006	2005
	(in thousands, except per share)
Net income (loss)	$64,167	$24,880
Adjustments, net of tax:
Apollo management and monitoring fees	353	1,232
IPO-related expenses	12,706	—
Inventory valuation step-up	—	24,345
Charge for non-renewed sales contract	—	6,335

Adjusted net income	$77,226	$56,792

Less: Preferred dividends	6,622	22,512

Adjusted net income available to common shareholders	$70,604	$34,280

Earnings per share available to common shareholders, diluted	$0.88	$0.05

Adjusted earnings per share, diluted	$1.08	$0.71

Pro-forma adjusted earnings per share, diluted	$1.10	$0.82

Average outstanding common shares, diluted	65,225	48,182

Pro-forma average outstanding common shares, diluted	70,454	69,100

(*)	Adjusted net income is a non-GAAP financial measure. For more information regarding adjusted net income and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO EBITDA(*) AND ADJUSTED EBITDA(*)

(Unaudited)

	Three Months Ended Dec. 31,
	2006	2005
	(in thousands)
Net income	$11,197	$5,079
Add:
Provision for income taxes	6,299	3,421
Interest expense, net	17,997	18,185
Depreciation and amortization expense	8,795	17,484

EBITDA	$44,288	$44,169

Add:
Monitoring fees	—	500
Reversal of gain on commodities derivatives	—	2,000

Adjusted EBITDA	$44,288	$46,669

	Twelve Months Ended Dec. 31,
	2006	2005
	(in thousands)
Net income	$64,167	$24,880
Add:
Provision for income taxes	34,188	15,817
Interest expense, net	77,825	74,213
Depreciation and amortization expense	32,641	37,717

EBITDA	$208,821	$152,627

Add:
Monitoring fees	552	2,003
IPO-related expense	16,099	—
Inventory valuation step-up	—	39,586

Adjusted EBITDA	$225,472	$194,216

(*)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET DATA

(Unaudited)

	Period Ended Dec. 31,
	2006	2005
	(in thousands)
Cash and cash equivalents	$14,169	$26,379
Accounts receivable, net	200,086	220,123
Inventories	346,059	303,295
Trade accounts payable	121,689	156,870
Accrued liabilities	138,254	163,409
Total debt	838,050	961,375

GOODMAN GLOBAL, INC.

SELECTED CASH FLOW DATA

(Unaudited)

	Twelve Months Ended Dec. 31,
	2006	2005
	(in thousands)
Changes in operating working capital, net of effects of acquisition:
Accounts receivable	$20,038	$(63,842)
Inventories	(42,764)	(41,919)
Accounts payable and accrued expenses	(34,019)	115,332

Changes in operating working capital	$(56,745)	$9,571

Free cash flow:
Net cash provided by operating activities	$53,724	$105,519
Purchases of property, plant and equipment	(39,383)	(28,806)
Proceeds from sale of property, plant and equipment	40	3,810

Free cash flow	$14,381	$80,523